Exhibit 4.1

                                NanoSensors, Inc.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
           TOTAL AUTHORIZED ISSUE 50,000,000 SHARES, $.001 PAR VALUE;
                          COMMON STOCK, $.001 PAR VALUE


NUMBER                                                                    SHARES


THIS CERTIFIES THAT



                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


is the owner of _____________ fully paid and non-assessable common shares of the above corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

      WITNESS the seal of the Corporation and the signatures of its duly authorized officers.


Dated:       , 2004




__________ Secretary                                      ____________President


                                    Corporate
                                      SEAL

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM  - as tenants in common      UNIF GIFT MIN ACT - ______Custodian_______
                                                         (Cust)         (Minor)

TEN ENT  -as tenants by the entireties      under Uniform Gifts to Minors
                                            Act _____________________
                                                      (State)

JT TEN            - as joint tenants with right of
         survivorship and not as tenants
         in common

Additional abbreviation may also be used though not in the above list.


For value received             hereby sell, assign and transfer unto
                   ----------


                           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE



             (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

      Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated                        20
                                        -----
                  In presence of